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Exhibit (16)(f)

               SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

                  BERNSTEIN EMERGING MARKETS VALUE PORTFOLIO

                    AVERAGE ANNUAL TOTAL RETURN CALCULATION
                           AS OF SEPTEMBER 30, 1996

                                     1/n
Average Annual Total Return = (ERV/P)    - 1

      P = a hypothetical initial investment of $1,000 on beginning date less any charges deducted from the amount invested;

      ERV = ending redeemable value of the hypothetical account on the date of the balance sheet; assuming a complete redemption and deduction of all nonrecurring charges deducted at the end of the period; and

      n = number of years (1, 5, 10 or the life of the Fund).

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                                    PERIOD
                                     SINCE
                                   INCEPTION
                                   ---------

                             P =       $1,000.00

                             n =       [0.7945]

                             ERV =     [$1047.80]

                ANNUALIZED RETURN =    [6.053%]

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